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Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and the related Prospectus of Central European Distribution Corporation, ("CEDC") for the registration of 800,000 shares of its common stock and to the incorporation by reference therein of our reports

    (a) dated March 1, 2002, with respect to the consolidated financial statements of CEDC included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

    (b) dated April 22, 2002, with respect to the financial statements of Damianex S.A. included in CEDC's Current Report on Form 8-K/A, for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

    (c) dated April 24, 2002, with respect to the financial statements of AGIS S.A. included in CEDC's Current Report on Form 8-K/A, for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG AUDIT Sp. z o.o.

                                                  ERNST & YOUNG AUDIT Sp. z o.o.

Warsaw, Poland
June 03, 2002